U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Star Computing Limited
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                           5045                                88-0504050
------                           ----                                ----------
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)

16400 Pacific Coast Highway, Suite 100, Sunset Beach, California           90742
----------------------------------------------------------------           -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (562) 592-2280
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                 2,500,000                $0.06                $150,000             $13.80
====================================== ======================== ==================== ======================= ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Star Computing Limited,
                              a Nevada corporation

                        2,500,000 Shares of Common Stock

We are offering for sale 2,500,000 shares of our common stock in a direct public offering. The purchase price is $0.06 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.

----------------------- ------------------- -------------------- --------------
 Title of securities     Number of offered    Offering price       Proceeds
    to be offered             shares             per share
----------------------- ------------------- -------------------- --------------
   Common Stock(1)           2,500,000             $0.06           $150,000
----------------------- ------------------- -------------------- --------------

See "Risk Factors" on Pages 4 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.


                The date of this prospectus is January 30, 2002.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................8
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holders.....................................................10
Plan of Distribution.........................................................10
Legal Proceedings............................................................12
Directors, Executive Officers, Promoters and Control Persons.................12
Security Ownership of Certain Beneficial Owners and Management...............13
Description of Securities....................................................14
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................15
Organization Within Last Five Years..........................................15
Description of Business......................................................15
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................20
Description of Property......................................................22
Certain Relationships and Related Transactions...............................22
Market for Common Equity and Related Stockholder Matters.....................23
Executive Compensation ......................................................24
Financial Statements.........................................................24
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................24
Legal Matters................................................................25
Experts......................................................................25
Additional Information.......................................................25
Indemnification of Directors and Officers....................................25
Other Expenses of Issuance and Distribution..................................25
Recent Sales of Unregistered Securities......................................26
Exhibits.....................................................................26
Undertakings.................................................................26
Signatures...................................................................29

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      We were incorporated in Nevada on July 16,
                                   2001. Our principal business address is 16400
                                   Pacific Coast Highway, Suite 100, Sunset
                                   Beach, California 90742. Our telephone number is (562) 592-2280.

                                   We are a development stage company. We sell refurbished and closeout models of consumer-related computer hardware, including desktops, notebooks, monitors, modems, servers, and storage and memory from various manufacturers. We serve as an intermediary between manufacturers wishing to dispose of miscellaneous hardware items, such as returns or closeout items, and businesses and consumers wishing to purchase computer hardware at discount prices. As of December 31, 2001, we have generated revenues of approximately $9,100.

Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.

        Income Statement                            Period from
                                                  July 16, 2001 to
                                                 December 31, 2001

                                                         $
Revenue                                                9,100
Gross Profit (Loss)                                      200
Net Income (Loss)                                     (5,670)
Net Income (Loss) Per Share                            (.00)


      Balance Sheet                              December 31, 2001
                                                         $
Total Assets                                          26,903
Total Liabilities                                        0
Shareholders' Equity                                  26,903



Number of shares being offered:    We are offering for sale 2,500,000 shares of
                                   our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding       2,500,000 shares of our common stock are
after the offering:                currently issued and outstanding. After the
                                   offering, 4,000,000 shares of our common stock will be issued and outstanding.

Estimated use of                   We will receive $150,000 if all of the
proceeds:                          offered shares are sold. We intend to use
                                   any proceeds from such sale for marketing expenses and for working capital.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

In order to further develop our business and fund proposed marketing activities, we believe that we need proceeds of approximately $150,000 from this offering. We believe that $150,000 will be sufficient to pay for the expenses of this offering and our proposed marketing activities. We may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in July 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of December 31, 2001, our losses since inception were approximately $5,670. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of significant revenues. Therefore, investors may lose all or part of their investment, if we do not raise funds in this offering or generate revenues.

We have not yet engaged in any significant marketing of our products and services. Our marketing activities are significantly limited and, to pay for more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to market our products and services.

Technological improvements and lower prices in the computer industry may undercut the need for our services.

The computer component manufacturing industry is constantly undergoing rapid changes and improvements in technology that have historically lowered the prices of computer systems and components, while shortening the lifespan of a given technology. As such, further improvements or more frequent changes in technology may result in less expensive but more capable components and systems becoming available to consumers, which would greatly reduce the demand for comparable refurbished components or systems.

We may not be able to compete effectively with other providers of computer components and services that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Problems with third-party suppliers could interrupt our operations, which could hinder our ability to fill orders and generate revenues.

We purchase parts and equipment and contract for services from third parties. Therefore, we are subject to the following risks:

     o    delays in shipments;
     o    work stoppages; and
     o    termination of supply agreements.

The occurrence of any of these events or the loss of any supplier could interrupt our operations until alternative supply arrangements are made. We cannot assure you that we will be able to obtain parts or equipment from other suppliers in sufficient quantities to meet our contractual obligations or on substantially similar terms as our current arrangements. In addition, parts or equipment obtained from alternative sources may not meet customer preferences.

We depend on the efforts and abilities of Larry S. Poland, our president, to continue operations and generate revenues.

Larry S. Poland is a key employee with extensive sales and marketing experience in the computer component industry. The interruption of the services of Mr. Poland could significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that Mr. Poland will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market and distribute our products because we lack sufficient capital and revenues to justify the expenditure. To market our products and services, we may be required to raise additional funds in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $150,000 if all of the shares of common stock offered by us at $0.06 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

============================= ======================== ================== ================== ====================================
  Offered Shares Sold            Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                       Offering Expenses  Offering Proceeds
----------------------------- ------------------------ ------------------ ------------------ ------------------------------------
  625,000 shares (25%)                $37,500               $15,164            $22,336                 Working Capital
----------------------------- ------------------------ ------------------ ------------------ ------------------------------------
                                                                                               Marketing Expenses and Working
 1,250,000 shares (50%)               $75,000               $15,164            $59,836                     Capital
----------------------------- ------------------------ ------------------ ------------------ -------------------------------------
                                                                                               Marketing Expenses and Working
 1,875,000 shares (75%)              $112,500               $15,164            $97,336                     Capital
----------------------------- ------------------------ ------------------ ------------------ ------------------------------------
                                                                                               Marketing Expenses and Working
2,500,000 shares (100%)              $150,000               $15,164           $134,836                     Capital
----------------------------- ------------------------ ------------------ ------------------ ------------------------------------
============================= ======================== ================== ================== ====================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, legal expenses of approximately $7,500 and accounting expenses of approximately $5,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 25% of the net proceeds for marketing expenses, and 75% of the proceeds for working capital. Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential sellers of computer and components as well as potential customers. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 2,500,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 2,500,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,500,000 shares of common stock will be sold. The founding shareholder is our president Larry S. Poland.

============================ ========================================== ===================================== ===================
                                           Shares Issued                        Total Consideration                 Price
                                                                                                                  Per Share
                             ------------------------------------------ ------------------------------------- -------------------
                                     Number               Percent            Amount             Percent
---------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Founding Shareholder            1,000,000 Shares          25.00%             $5,000              2.78%              $0.005
---------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Shareholder                       500,000 Shares          12.50%             $25,000            13.89%              $0.05
---------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Purchasers of Shares            2,500,000 Shares          62.50%            $150,000            83.33%              $0.06
============================ ======================= ================== ================== ================== ===================
Total                           4,000,000 Shares           100%             $180,000             100%
============================ ======================= ================== ================== ================== ===================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2001.

-------------------------------------------------------------------- --------------------- -------------------- -------------------
                                                                       100% of offered       50% of offered       25% of offered
                                                                       shares are sold       shares are sold     shares are sold
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Offering Price                                                       $0.06 per share       $0.06 per share      $0.06 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Net tangible book value at 12/31/01                                  $0.02 per share       $0.02 per share      $0.02 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Net tangible book value after giving effect to the offering          $0.044 per share      $0.037 per share     $0.03 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Increase in net tangible book value per share attributable to cash
payments made by new investors                                       $0.024 per share      $0.017 per share     $0.01 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Per Share Dilution to New Investors                                  $0.016 per share      $0.023 per share     $0.03 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Percent Dilution to New Investors                                           26.67%               38.33%                50%
-------------------------------------------------------------------- --------------------- -------------------- -------------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
---------------------

We are offering for sale 2,500,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,500,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,500,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate six months following the effective date of this registration statement.

Larry S. Poland, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Poland is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Poland is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Poland will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Poland is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Poland will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, New York, Wisconsin, and Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could hinder our ability to conduct operations and complete future development, if suitable replacements are not promptly obtained. We hope that we will enter into employment agreements with Larry S. Poland. Although we do not know the terms of those proposed agreements, we hope to enter into an employment agreement with Larry S. Poland with a term of at least one year with compensation contingent on us becoming profitable. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

===================== =============== ========================================
Name                       Age        Position
--------------------- --------------- ----------------------------------------
Larry S. Poland             45        president, treasurer and a director
--------------------- --------------- ----------------------------------------
Linda Horras                39        secretary a director
===================== =============== ========================================

Larry S. Poland. Mr. Poland is our president, treasurer and one of our directors since our inception. Mr. Poland is our principal executive and financial officer and is responsible for our day-to-day operations as well as our financial reporting and record keeping. Since 2000, Mr. Poland has worked for AAIM as the Vice President of Sales where he designed, developed, and initiated the sales department and program. From 1995 to 2000, Mr. Poland was the Vice President of Sales at Packard Bell where he arranged sales contracts with major electronics, retail, and computer chains across the United States and identified and acquired new accounts. Mr. Poland also trained and developed sales managers and teams, including a total sales staff of over 300. From 1985 to 1992, Mr. Poland was the National Sales Manager of the computer products division of Fuji Photo Film, USA, where he supervised team of more than 100 sales, regional sales, and manufacturing sales representatives and managers. Mr. Poland has not been a director of any other reporting company.

Linda Horras. Ms. Horras has been our secretary and one of our directors since our inception. From 1996 to 2000, Ms. Horras owned the 25th Hour, which performed personnel services. Prior to 1996, Ms. Horras worked as a marketing representative with Sprint and the US Olympic Committee. Linda Horras graduated in 1986 from the University of Georgia with a Bachelor degree in business. Ms. Horras is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 30, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class  Name of Beneficial Owner        Amount and Nature of   Percent of Class     Percent of Class    Percent of Class if
                                                Beneficial Owner       if No Shares are     if 1,000,000        2,500,000 Shares
                                                                       Sold                 Shares are Sold     are Sold
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Larry S. Poland                 1,000,000 shares,            66.67%                40%                  25%
                16400 Pacific Coast Highway,    president,
                Suite 100,                      treasurer, director
                Sunset Beach, CA 90742

Common Stock    Flexgene Corp.                  500,000 shares               33.33%                20%                 12.5%
                The Mill Mall, Barkers
                P.O. Box 62
                Roadtown, Tortola, BVI

Common Stock    All directors and named         1,000,000 shares             66.67%                40%                  25%
                executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in a change in control.

Description of Securities
-------------------------

We were authorized to issue 50,000,000 shares of $.001 par value common stock. As of January 30, 2002, 1,500,000 shares of our common stock were issued and outstanding. No preferred stock is authorized.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Larry S. Poland was our promoter. On August 15, 2001, we issued 1,000,000 shares of our common stock to Mr. Poland in exchange for $5,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on July 16, 2001.

Our Business. We are a development stage company. We sell refurbished and closeout models of consumer-related computer hardware, including desktops, notebooks, monitors, modems, servers, and storage and memory from various manufacturers. We plan to serve as the intermediary between manufacturers wishing to dispose of miscellaneous hardware items, such as returns or closeout items, and businesses and consumers wishing to purchase computer hardware at discount prices. As of December 31, 2001, we have generated revenues of approximately $9,100.

To effectuate our business plan during the next twelve months, we must market our products. We believe that we will use some of the proceeds generated from this offering as well as revenues generated from sales of our products to pay for our proposed marketing activities. If we are unable to raise capital or generate revenues to pay for our proposed marketing activities, we hope that we will continue to market the products that we sell by in person meetings with prospective customers. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next twelve months.

Our Products and Services. We currently serve as a broker of goods sold in lot quantities, primarily, used and refurbished consumer computer components and systems. For example, when a computer manufacturer or retailer ends the production or sales of the current line of a computer system, we serve as the middleman finding buyers of these unsold closeout items. Additionally, we seek to match buyers and sellers of refurbished computer components or systems. In this scenario, where a computer system is purchased by a consumer or business, and then returned for an operational or other problem, the retailer is either unable or unwilling to market the repaired and refurbished component or system. At that point, we serve as clearinghouse for such items, wherein potential buyers can shop for computer components and systems at potentially large discounts from the original selling price of the item. We do not propose to warehouse inventory, but rather, serve as a channel for transactions between interested parties.

Our Proposed Website. We currently own the domain name www.starcomputingltd.com. We anticipate that our proposed website will display our corporate logo, contact information, and provide a general description of the computer components and systems that we offer as well as prices of those products. If we generate significant revenues, we intend to further develop our website to serve as a marketplace to match buyers and sellers of refurbished computer components.

Our Target Markets and Marketing Strategy. We intend to serve individual and corporate customers seeking competitively priced or hard to find computer equipment to meet their personal and business requirements. We believe the demand for used computer parts and systems is expanding, since many businesses and consumers currently own desktop and laptop computers. As improvements in technology occur, many computer users seek to upgrade their computing capability either by purchasing a new system, or by replacing key components, such as processors, storage and memory, modems, CD or floppy drives or monitors. We estimate that because of the rapid changes in technology, computer product life cycles are increasingly shorter, prices become lower, and competition increases. By serving as a source for components and systems, we believe we fill a growing need in the market for computer products that are competitively priced but technologically up-to-date. We intend promote our brokering services and product sales by means of relationship-building with both potential and current buyers and sellers, trade magazine articles and advertisements, reputation and word of mouth. We also intend to attend industry events to build relationships with potential sellers of computer equipment and to generate sales leads.

Our Growth Strategy. Our objective is to establish our reputation of intelligently matching buyers and sellers in a timely and convenient fashion and build long-term relationships as an effective broker of computer systems and components. Our strategy is to provide clients with exceptional personal service and access to products at competitive prices. Key elements of our strategy include:

     o    cultivate relationships with existing and potential clients;
     o increase our relationships with third party providers of components, systems and maintenance and repair products and services;
     o    develop and promote our website and expand its capabilities; and
     o    expand operations in the Southern California and West Coast regions.

Our Competition. The market for sales of refurbished and closeout models of computer hardware is very competitive. We compete primarily with manufacturers as well as retail computer stores, such as Fry's, CompUSA, Best Buy, Office Depot, and other retail sources of computer equipment, who sell both new and refurbished items. We also compete with other local or regional providers of computer refurbishing services. Many of these competitors market their products and services in a traditional store-front fashion as well as by means of a website. Some online competitors provide a variety of services, such as databases used for searching for particular parts, or indicating trends in parts sales and resales. Some of our online competitors include freetradezone.com, ihsparts.com, questlink.com, icmaster.com, compu-mart.com, partsmartnetwork.com and ComputerTradingPost.com.

We intend to compete on the basis of service and price, utilizing the experience and contacts of Larry S. Poland to provide high quality products at a reasonable price. We believe that Mr. Poland's experience and contacts in the industry will allow us to pay less for the services that we subcontract.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for similar products and services, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Our Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products by others or prevent others from claiming violations of their intellectual property rights.

We own the Internet domain name www.starcomputingltd.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We do not believe that our sales activities are subject to licensing or other regulatory requirements. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of January 30, 2002, we have one full time employee. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

Facilities. Our executive, administrative and operating offices are located at 16400 Pacific Coast Highway, Suite 100, Sunset Beach, California 90742.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the period from July 16, 2001, our date of formation, through December 31, 2001.
------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $16,026 as of December 31, 2001. We believe that our available cash is sufficient to pay our day-to-day expenditures. Our president provided us with our initial capitalization of $5,000. In September 2001, we sold 500,000 shares of common stock to one investor for $0.06 per share. The total proceeds were approximately $25,000. Those proceeds were used to provide us with additional working capital. As of December 31, 2001, we had no liabilities.

Results of Operations.

Revenues. We have realized revenues of approximately $9,100 for the period from July 16, 2001, our date of formation, through December 31, 2001. Our cost of goods sold was approximately $8,900 for that period. We anticipate that our revenues will increase significantly if we develop additional relationships with third party providers of components, systems and maintenance and repair products and services. Our gross profit for the period from July 16, 2001, our date of formation, through December 31, 2001, was approximately $200.

Operating Expenses. For the period from July 16, 2001, our date of formation, through December 31, 2001, our total expenses were approximately $5,870, all of which were general and administrative expenses. For the period from July 16, 2001, our date of formation, through December 31, 2001, we experienced a net loss of approximately $5,670.

Our Plan of Operation for the Next Twelve Months. As of December 31, 2001, we generated revenues of approximately $9,100. We anticipate that we will generate more significant revenues in the next twelve months. To effectuate our business plan during the next twelve months, we must increase our product offerings and market and promote our products. We must also obtain additional suppliers and customers to increase our supplier and customer base. We currently market our business primarily through referrals. Our president, Larry S. Poland, had a large foundation of business relationships and a strong reputation in the industry, which we believe has been transferred to us. We believe that referrals will continue to comprise a majority of our business.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash of $16,026 as of December 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise adequate funds from this offering, then we may not be able to conduct marketing activities and expand our operations.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
------------------------

Property held by us. As of the date specified in the following table, we held the following property:

  ===================================== =========================
  Property                                 December 31, 2001
  ------------------------------------- -------------------------
  Cash                                          $16,026
  ------------------------------------- -------------------------
  Property and Equipment, net                    $377
  ===================================== =========================

Our Facilities. Our executive, administrative and operating office is approximately 150 square feet and is located in the personal residence of Larry
S. Poland, our president and one of our directors. We have exclusive use of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Larry S. Poland, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Poland does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $350 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Poland.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Larry S. Poland, our president and director, currently provides office space to us at no charge. Mr. Poland does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $350 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Poland.

In August 2001, we issued 1,000,000 shares of our common stock to Larry S. Poland, our president and one of our directors, in exchange for $5,000, or $0.005 per share.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectus where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors' consent; and
     o    obtain shareholder consent where required.


Market for Common Equity and Related Stockholder Matters
---------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 30, 2002, there were two record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have not agreed to register for sale any shares of common held by current security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Larry S. Poland - president, treasurer       2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Linda Horras - secretary                     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of January 30, 2002, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Larry S. Poland, although we do not currently know the terms of that employment agreement.

Financial Statements
---------------------




                             STAR COMPUTING LIMITED
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                       FOR THE PERIOD JULY 16 (INCEPTION)

                            THROUGH DECEMBER 31, 2001

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           ---------------------------
                                      INDEX
                                      -----



                                                                          PAGE
                                                                          ----
Independent Auditors' Report                                                1

Financial Statements

    Balance Sheet as of December 31, 2001                                   2

    Statement of Operations for the period July 16, 2001 (inception)
    through December 31, 2001                                               3

    Statement of Changes in Stockholders' Equity for the period
    July 16, 2001 (inception)  through December 31, 2001                    4

    Statement of Cash Flows for the period July 16, 2001 (inception)
    through December 31, 2001                                               5

Notes to Financial Statements                                           6 - 9

                          Independent Auditors' Report
                          ----------------------------

                                                              January 19, 2002

To the Board of Directors and Stockholders of Star Computing Limited



         We have audited the accompanying balance sheet of Star Computing Limited (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the period July 16, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Computing Limited as of December 31, 2001, and the results of its operations and its cash flows for the period July 16, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                        A Professional Accountancy Corporation
                                        Newport Beach, California

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           ---------------------------

                                  BALANCE SHEET
                                  -------------

                                DECEMBER 31, 2001
                                -----------------



                                     ASSETS
                                     -------

 ASSETS
   Cash                                                        $         16,026
   Prepaid expenses                                                      10,500
                                                               ----------------

     Total current assets                                                26,526
                                                               ----------------

PROPERTY AND EQUIPMENT
   Computer equipment                                                       400
   Less: accumulated depreciation                                           (23)
                                                               ----------------

     Total property and equipment                                           377
                                                               ----------------

       Total assets                                            $         26,903
                                                               ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES                                            $            ---
                                                               ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value;
     50,000,000 shares authorized,
     1,500,000 shares issued and outstanding                              1,500
   Additional paid-in capital                                            31,073
   Deficit accumulated during development stage                          (5,670)
                                                               ----------------

       Total stockholders' equity                                        26,903
                                                               ----------------

         Total liabilities and stockholders' equity            $         26,903
                                                               ================





            See the accompanying notes to these financial statements

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           ---------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------

           PERIOD JULY 16, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------




SALES                                                         $           9,100

COST OF GOODS SOLD                                                        8,900
                                                              -----------------

GROSS PROFIT                                                                200

GENERAL AND ADMINISTRATIVE EXPENSE                                        5,870
                                                              -----------------

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES                   (5,670)

PROVISION FOR INCOME TAXES                                                  ---
                                                              -----------------

NET LOSS                                                      $          (5,670)
                                                              =================


BASIC LOSS PER SHARE                                          $           (0.00)
                                                              =================

DILUTIVE LOSS PER SHARE                                       $           (0.00)
                                                              =================

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                                                      1,358.696
                                                              =================













            See the accompanying notes to these financial statements

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           ---------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------

           PERIOD JULY 16, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------



                                                                                         Deficit
                                                                                      Accumulated
                                                    Common Stock         Additional      During
                                           ------------------------------  Paid-In    Development
                                              Shares         Amount        Capital       Stage         Total
                                           ------------   -----------   -----------   ------------  -----------
BALANCE, July 16, 2000 (inception)                  ---   $       ---   $       ---   $        ---  $       ---

ISSUANCE OF COMMON STOCK                      1,500,000         1,500        28,500            ---       30,000

ADDITIONAL  PAID-IN CAPITAL,  (in exchange
   for rent and incorporation expense)              ---           ---         2,573            ---        2,573

NET LOSS                                            ---           ---           ---         (5,670)      (5,670)
                                           ------------   -----------   -----------   ------------  -----------
BALANCE, December 31, 2001                    1,500,000   $     1,500   $    31,073   $     (5,670) $    26,903
                                           ============   ===========   ===========   ============  ===========







            See the accompanying notes to these financial statements

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           --------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

           PERIOD JULY 16, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     $          (5,670)
   Adjustments to reconcile net loss to net cash used in operating activities
     Goods and services provided in exchange for additional paid-in capital                 2,573
     Depreciation expense                                                                      23
     Changes in operating assets and liabilities
       Increase in prepaid expenses                                                       (10,500)
                                                                                -----------------

         Net cash used in operating activities                                            (13,574)
                                                                                -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of computer equipment                                                            (400)
                                                                                -----------------

         Net cash used in investing activities                                               (400)
                                                                                -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                                                30,000
                                                                                -----------------

         Net cash provided by financing activities                                         30,000
                                                                                -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  16,026

CASH AND CASH EQUIVALENTS, beginning of period                                                ---
                                                                                -----------------

CASH AND CASH EQUIVALENTS, end of period                                        $          16,026
                                                                                =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                     $             ---
   Cash paid during the period for income taxes                                 $             ---

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
   During the period ended December 31, 2001, the Company recorded incorporation and rent expense of $823 and $1,750, respectively, and additional paid-in capital of $2,573 for services provided by a stockholder.





            See the accompanying notes to these financial statements

                             STAR COMPUTING LIMITED
                             ----------------------
                          (A Development Stage Company)
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 2001
                                -----------------


NOTE 1 - COMPANY OPERATIONS

         Star Computing Limited (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on July 16, 2001.

         The Company was formed with the intention of providing refurbished and closeout deals of consumer related computer hardware including desktops, notebooks, monitors, modems, servers, storage, memory, etc. from a wide range of manufacturers.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $5,700 at December 31, 2001. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which is three years for the computer equipment. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2001, the carrying value of cash and cash equivalents approximate fair value due to the short term nature of such instruments.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the period presented, there were no common stock equivalents.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective for business combinations initiated after June 31, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 are accounted for under the purchase method. The Company has not been affected by SFAS 141.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been previously issued. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. The Company has not been affected by SFAS 142.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets of which to be disposed. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.


NOTE 3 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

     The components of the Company's income tax provision consist of:

     Federal taxes (deferred) capitalized start-up costs for tax purposes Change in valuation account
                                             $            (900)
                                                           900
                                             -----------------

                                             $             ---
                                             =================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

         Deferred income taxes
             Capitalized start-up costs for tax purposes      $            900
             Valuation allowance                                          (900)
                                                              ----------------

                                                              $            ---
                                                              ================


         The Company's tax reporting year end is December 31st.


NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company has recorded incorporation and rent fees of $823 and $ 1,750, respectively. These services were paid for by the Company's president. The president has waived reimbursement of the incorporation and rent fees paid for and has considered them as additional paid-in capital.


NOTE 5 - COMMON STOCK

         The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and no other class of stock shall be authorized. Shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

         In August 2001, the Company issued 1,000,000 shares of its $.001 par value common stock to its founder for cash consideration of $5,000.

         In September 2001, the Company issued 500,000 shares of its $.001 par value common stock, to a corporation for cash consideration of $25,000.

         In November 2001, the Company planned to file a Form SB-2 Registration Statement with the Securities Exchange Commission. Offering costs consisting of legal expenses and related fees incurred during the year ended December 31, 2001 were approximately $1,800.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In December 2001, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, Inc., a professional accountancy corporation, to audit our financials statements from July 16, 2001, our date of formation, through December 31, 2001.

There have been no disagreements with our accountant since our formation.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from July 16, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz & Postma, Inc. and are included in reliance upon such report given upon the authority of Lesley, Thomas, Schwarz & Postma, Inc. as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Part II - Information Not Required In Prospectus
------------------------------------------------

Indemnification of Directors and Officers
-----------------------------------------

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
---------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately        $13.80
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately        $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately        $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately        $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately        $4,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In September 2001, we issued 500,000 shares of our common stock to Flexgene Corp. in exchange for $25,000, or $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The net proceeds were approximately $25,000. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchasers of the securities certified that they were not U.S. persons and they were not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

In August 2001, we issued 1,000,000 shares of our common stock to Larry S. Poland, our president, treasurer and one of our directors, in exchange for $5,000, or $0.005 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Poland has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Poland had sufficient access to material information about us because he is our president, treasurer and one of our directors.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.           Underwriting Agreement (not applicable)

3.1          Articles of Incorporation

3.2          Bylaws

5.           Executed Opinion Re: Legality

8.           Opinion Re: Tax Matters (not applicable)

11.          Statement Re: Computation of Per Share Earnings*

15.          Letter on unaudited interim financial information (not applicable)*

23.1         Consent of Auditors

23.2         Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Sunset Beach, State of California, on January 30, 2002.

Star Computing Limited,
a Nevada corporation


/s/ Larry S. Poland
--------------------------------------------
Larry S. Poland
principal executive and financial officer
president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Larry S. Poland                                   January 30, 2002
--------------------------------------------
Larry S. Poland
principal executive and financial officer
president, treasurer, director


/s/ Linda Horras                                       January 30, 2002
--------------------------------------------
Linda Horras
secretary, director